                                  EXHIBIT INDEX

99.1     Press Release by Registrant, dated August 2, 2006

                                                                    Exhibit 99.1

                                 [AXS ONE LOGO]

Company Contact:                                    IR Contact:
Joseph Dwyer                                        Matthew Hayden
AXS-One Inc.                                        Hayden Communications
jdwyer@axsone.com                                   matt@haydenir.com
(201) 935-3400                                      (858) 704-5065

                        AXS-ONE REPORTS FINANCIAL RESULTS
                           FOR SECOND QUARTER OF 2006

FOR IMMEDIATE RELEASE

RUTHERFORD, N.J., AUGUST 2, 2006 - AXS-ONE INC. (AMEX: AXO), a leading provider of high performance Records Compliance Management (RCM) software solutions today announced its financial results for the second quarter and six-month period ended June 30, 2006.

Total revenues for the second quarter were $8.0 million, an increase of 6.8 percent compared with revenues of $7.5 million for the second quarter of 2005 and up 6.5 percent sequentially compared to the $7.5 million reported for the first quarter. License revenues for the second quarter were $1.0 million, up $.5 million from the $.5 million reported for the second quarter last year and approximately unchanged from the first quarter. Total expenses decreased 9.5 percent to $10.5 million compared to $11.6 million in the second quarter of
2005. For comparison purposes, last year's second quarter results included $0.9 million in restructuring and related expenses, absent from the 2006 second quarter. The Company reported a net loss of $2.5 million for the second quarter, or $(0.07) per diluted share (based on 34.4 million fully diluted shares)
compared to a net loss of $4.4 million, or $(0.15) per diluted share (based on
30.0 million fully diluted shares) in the second quarter of last year.

For the first six months of 2006, total revenues were $15.5 million compared with total revenues of $15.5 million for the first six months of 2005. License fees were $1.9 million, up 24.5 percent, or $.4 million, from the $1.5 million in license fees recognized for the first six months last year. Total operating expenses were $20.7 million, a decrease of 8.7 percent from the $22.7 million last year, which included the $0.9 million in restructuring expenses. The net loss for the first six months of 2006 was $5.2 million, or $(0.15) per fully diluted share (based on 34.3 million fully diluted shares) compared to a net loss of $7.5 million, or $(0.26) per fully diluted share (based on 29.3 million fully diluted shares) for the comparable prior-year period.

The Company completed the quarter with $3.3 million in cash and cash equivalents. The Company's accounts receivable were $4.3 million as of June 30, and the Company

completed the quarter with $1.7 million of borrowing availability on its $4 million line of credit.

"While we saw an increase in deal closings during the second quarter, specifically with our partner Sun Microsystems, our reported results are below our expectations," commented Bill Lyons, chairman and CEO of AXS-One. "We continue to experience lengthy sales cycles which resulted in a number of deals that were anticipated to close being pushed out into subsequent quarters.
However, recently released industry studies that highlight AXS-One's complete integrated platform solution validate our belief that our software is appropriately positioned within this growing and dynamic market. These factors, combined with improved execution on our sales pipeline, should allow us to grow revenues and continue our progress toward a return to profitability."

CONFERENCE CALL INFORMATION

Management will conduct a conference call to discuss these results at 5:00 p.m.
Eastern on August 2, 2006. Interested parties can participate in the call by dialing 706-645-0399 or can access the webcast at www.axsone.com. The webcast will be archived for 30 days following the call. Interested parties may submit questions that they would like answered during the conference call by e-mail to
info@axsone.com. Interested parties may listen to the call via a live CCBN webcast that will be available via the company website www.axsone.com.
Interested parties should access the webcast approximately 10-15 minutes before the scheduled start time.

ABOUT AXS-ONE INC.

AXS-One (AMEX: AXO) is a leading provider of high performance Records Compliance
Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and
Gramm-Leach Bliley. AXS-One's technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the
United States, Australia, Singapore, United Kingdom and South Africa. For
further information, visit the AXS-One website at http://www.axsone.com.

AXS-One, the AXS-One logo, "Access Tomorrow Today," AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention
Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for
Lotus Notes, AXS-Link for Microsoft Exchange, "The Records Compliance Management
Company", e-Cellerator, AXS Desk, "AXS-One Collaboration FrameWorks," SMART,
AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to return to profitability; our ability to grow license and service revenue; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel;
the possible impact of competitive products and pricing; and other risks described in more detail in AXO's most recent Form 10-K and other Securities and
Exchange Commission filings.

                                -Tables Follow-

                         AXS-ONE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                             Three Months Ended      Six Months Ended
                                                  June 30,                June 30,
                                            --------------------    --------------------
                                              2006        2005        2006        2005
                                            --------    --------    --------    --------

Revenues:
     License fees                           $    952    $    518    $  1,917    $  1,540
      Services                                 7,006       6,944      13,494      13,960
      Other-related parties                       25          17          64          37
                                            --------    --------    --------    --------
          Total revenues                       7,983       7,479      15,475      15,537
                                            --------    --------    --------    --------

Operating expenses:
      Cost of license fees                       456         406         899         770
      Cost of services                         3,922       4,383       7,357       9,042
      Sales and marketing                      2,481       2,523       5,300       5,111
      Research and development                 2,195       2,034       4,421       4,135
      General and administrative               1,485       1,437       2,747       2,785
      Restructuring costs and other costs       --           863        --           863
                                            --------    --------    --------    --------
          Total operating expenses            10,539      11,646      20,724      22,706
                                            --------    --------    --------    --------
Operating loss                                (2,556)     (4,167)     (5,249)     (7,169)
                                            --------    --------    --------    --------
Other expense:
      Interest income                             55          28         139          58
      Interest expense                           (29)         (1)        (56)         (1)
      Equity in losses of joint ventures         (43)         (3)        (70)        (27)
      Other expense, net                          85        (241)          2        (414)
                                            --------    --------    --------    --------
          Total other expense, net                68        (217)         15        (384)
                                            --------    --------    --------    --------
Loss before income taxes                      (2,488)     (4,384)     (5,234)     (7,553)
Income tax benefit                              --            25        --            25
                                            --------    --------    --------    --------
Net loss                                    $ (2,488)   $ (4,359)   $ (5,234)   $ (7,528)
                                            ========    ========    ========    ========

Basic & diluted net loss per share:         $  (0.07)   $  (0.15)   $  (0.15)   $  (0.26)
                                            ========    ========    ========    ========
Weighted average basic & diluted
      common shares outstanding               34,354      30,016      34,301      29,300
                                            ========    ========    ========    ========

         The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company
(including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed by the Company with the U.S.
Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

         This press release contains forward-looking statements. Such statements are only predictions, and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.

                         AXS-ONE INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                          JUNE 30,   DECEMBER 31,
                                                                            2006        2005
                                                                        -----------  ------------
                                  ASSETS                                (unaudited)

Current assets:
  Cash and cash equivalents                                               $  3,341    $  3,613
  Accounts receivable, net of allowance for doubtful accounts                4,300       5,153
  Prepaid expenses and other current assets                                    958         775
                                                                          --------    --------
      Total current assets                                                   8,599       9,541
                                                                          --------    --------

Equipment and leasehold improvements, net of accumulated depreciation          442         395
Capitalized software development costs, net of accumulated amortization        661       1,038
Other assets                                                                    97          92
                                                                          --------    --------
Total assets                                                              $  9,799    $ 11,066
                                                                          ========    ========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                                   $  5,171    $  4,843
  Due to joint venture                                                                      52
  Deferred revenue                                                           9,503       8,224
                                                                          --------    --------
      Total current liabilities                                             14,674      13,119

Long-term deferred revenue                                                   2,213          63

Stockholders' deficit                                                       (7,088)     (2,116)
                                                                          --------    --------
Total liabilities and stockholders' deficit                               $  9,799    $ 11,066
                                                                          ========    ========

         The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company
(including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed by the Company with the U.S.
Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

         This press release contains forward-looking statements. Such statements are only predictions, and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.